                                                          SCE Funding LLC
                                              Annual Summary of Monthly Certificates
                                                   Year Ending December 31, 2001
                                                             Unaudited

                                                                                              Small
                                                                     Residential            Commercial
                                                                      Customers             Customers              Total
                                                                      ---------             ---------              -----

     Kilowatt hours of electricity billed                            24,222,780,978        4,496,961,684        28,719,742,662
     FTA Charged per kilowatt hour (Jan. 01 -                                1.089(cent)          1.152(cent)              N/A
     Dec. 2001)
     Billed FTA Charges                                                $263,786,085          $51,804,999          $315,591,083

     Estimated FTA Payments                                            $262,467,154          $51,597,779          $314,064,933

     Estimated Write-off                                                 $1,318,930             $207,220            $1,526,150
     Remittance Shortfall - increased payment                              $289,719              $54,200              $343,919
         to the Collection Account
     Excess Remittance - reduced payment                                    $53,170              $14,789               $67,960
         to the Collection Account
     Net Write-off                                                       $1,555,479             $246,631            $1,802,110

     FTA Payments estimated to have been                               $264,907,226          $52,051,351          $316,958,577
         received by the Servicer
     Remittance Shortfall - increased payment                              $289,719              $54,200              $343,919
         to the Collection Account
     Excess Remittance - reduced payment                                    $53,170              $14,789               $67,960
         to the Collection Account
     Aggregate Remittance to Collection Account                        $265,143,775          $52,090,762          $317,234,537